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WSi INTERACTIVE CORPORATION        Symbols: CDNX- WIZ                  OTC-WIZZF



                                  NEWS RELEASE

February 10, 2000


WSI INTERACTIVE'S DIRECT MARKETING DIVISION WINS $2 MILLION MARKETING CONTRACT


WSI INTERACTIVE CORPORATION is pleased to announce that it has won a $2 million marketing contract with Gameswest, a not-for-profit gaming management group.

The contract will generate $2 million in revenue for WSi during the current fiscal year and involves web development work, direct marketing and multi media advertising for the project.

WSi President Theo Sanidas says that " the decision of Gameswest to work with WSi is a strong endorsement of WSi's solid marketing and technology infrastructure and the ability of WSi to generate revenue both from its Internet businesses as well as from traditional services. It is this same infrastructure and ten years of direct marketing experience that enables WSi to build successful Internet based businesses."


THE BUSINESS OF WSI

WSI INTERACTIVE CORPORATION is an innovative Internet business development and marketing firm, whose objective is to capitalize on direct marketing opportunities on the Internet. WSI builds, manages and markets online businesses in the financial, e-tailing and e-commerce, entertainment and e-advertising sectors.

WSi sites include Stocksecrets.com, Yourwinestore.com, Healthcreator.com, Investmentworldnews.com and several others.

To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to
 info@ws-i.com / fax: 604 687 4990.

To fax your request please complete the following

NAME:               ______________________________________________

COMPANY:            ______________________________________________

e-mail address:     ______________________________________________


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PHONE#:             ______________________________________________

FAX#:               ______________________________________________


Send by:       E-mail or fax:   yes / no.         Or: e-mail only:    yes / no


Toll free:     1-888-388-4636
Fax:           1-604-687-4990

Website:  www.ws-i.com



ON BEHALF OF THE COMPANY

"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed nor accepted any responsibility for the adequacy or accuracy of the contents of this release.